Exhibit 3.176

CERTIFICATE OF INCORPORATION

OF

SOURIAU USA, INC.

FIRST:

The name of the Corporation is

Souriau USA, Inc.

SECOND:

The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

THIRD:

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

FOURTH:

The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.01 per share (the “Common Stock”).

The number of authorized shares of the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the Board of Directors of the Corporation, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), and no vote of the holders of the Common Stock shall be required therefor.

FIFTH:

The name and mailing address of the incorporator is as follows;

Jeanine M. Salvatore

Willkie Farr & Gallagher

787 Seventh Avenue

New York, New York 10019-6099

SIXTH:

The name and address of the person who will serve as director until the first annual meeting of the stockholders or until his successor is elected and qualified is as follows:

Scott Roland

c/o FCI USA, Inc.

825 Old Trail Road

Etters, Pennsylvania 17319

SEVENTH:

In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

(1)      to adopt, amend or repeal the By-laws of the Corporation; provided, however, that the By-laws adopted by the Board of Directors under the powers hereby conferred maybe amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; and

(2)      from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Certificate of Incorporation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

EIGHTH:

(a)      The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)      Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director or officer of the

Corporation) or may (in the case of any action, suit or proceeding against a trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

(c)      The indemnification and other rights set forth in this article shall not be exclusive of any provisions with respect thereto in the By-Laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation. Notwithstanding anything to the contrary in this Article Eighth, the Corporation shall have no obligation to indemnify any person in connection with any action, suit or proceeding brought by such person against the Corporation unless such action, suit or proceeding was authorized by the Board of Directors.

(d)      Neither the amendment nor repeal of this Article Eighth, subparagraph (a), (b) or (c), nor the adoption of any provision of this Certificate of Incorporation inconsistent with Article Eighth, subparagraph (a), (b) or (c), shall eliminate or reduce the effect of this Article Eighth, subparagraphs (a), (b) and (c), in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article Eighth, subparagraph (a), (b) or (c), if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

(e)      No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (b) shall be liable by reason that, in addition to any and all other requirements for liability, he:

(i)    shall have breached his duty of loyalty to the Corporation or its stockholders;

(ii)    shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

(iii)    shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

(iv)    shall have derived an improper personal benefit.

If the General Corporation Law of the Stale of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

NINTH:

Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whosoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article Ninth; provided, however, that any amendment or repeal of Article Eighth or Article Ninth of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware makes this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true and, accordingly, has hereunto set his hand this 6th day of’ February, 2003.

/s/ Jeanine M. Salvatore
Jeanine M. Salvatore
Incorporator

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is SOURIAU USA, INC.

2. The Registered Office of the corporation in the State of Delaware is changed to Corporation Trust Center, 1209 Orange (street), in the City of Wilmington, , County of New Castle Zip Code 19801 . The name of the Registered Agent at such address upon whom process against this Corporation may be served is THE CORPORATION TRUST COMPANY .

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ Robert D. George
Authorized Officer

Name:	ROBERT D. GEORGE
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